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Exhibit 1.1

EXECUTION COPY

7,500,000 Shares

dj Orthopedics, Inc.

Common Stock

UNDERWRITING AGREEMENT

February 18, 2004

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.

As Representatives of the
several underwriters named in Schedule 1 hereto

c/o J.P. MORGAN SECURITIES INC.
277 PARK AVENUE
NEW YORK, NY 10172

c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

        dj Orthopedics, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 (each, a "Selling Stockholder" and collectively, the "Selling Stockholders") propose, subject to the terms and conditions contained herein, to sell an aggregate of 7,500,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). Of the 7,500,000 shares of the Firm Stock, 2,750,000 are being sold by the Company and 4,750,000 severally by the Selling Stockholders. In addition, each of the Company and each of J.P. Morgan DJ Partners, LLC ("JPMDJ") and J.P. Morgan Partners (23A SBIC), L.P. ("JPMP 23A"), two Selling Stockholders, proposes, subject to the terms and conditions contained herein, to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional aggregate of 1,125,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-111465), as amended, including a base prospectus, with respect to the Stock, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Stock and additional information concerning the Company and its business. The Company has furnished to the Representatives, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the base prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated in such base prospectus by reference (each, a "Preliminary Prospectus"), relating to the Stock. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, collectively, are herein called the "Registration Statement," and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act (or on such other day as the parties may mutually agree), is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement (this "Agreement"), all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Stock.

SECTION 1.    Representations, Warranties and Agreements of the Company.    The Company represents, warrants and agrees that:

          (a)   The conditions for use of Form S-3 under the Securities Act by the Company, as set forth in the General Instructions thereto, have been satisfied.

          (b)   The Registration Statement on Form S-3 (including any amendments thereto, if any) with respect to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.

          (c)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus only, and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (as to the Prospectus only, in light of the circumstances under which they were made), or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (d)   The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment thereto, when they became effective or, were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e)   The Company and each of its subsidiaries (as defined in Section 17) have been duly formed and are validly existing in good standing, where applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing, where applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the general affairs, management, results of operations, consolidated financial position, stockholders' equity or business of the Company and its subsidiaries, taken as a whole, (a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged to execute and deliver this Agreement and to issue, sell and deliver the stock as contemplated in this Agreement; and none of the subsidiaries of the Company, other than dj Orthopedics, LLC, is a "significant subsidiary," as such term is defined in Rule 405 of the Securities Act.

          (f)    The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with U.S. federal and state securities laws, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus. All of the Company's options, and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued and were issued in compliance with U.S. federal and state securities laws. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and issued and are fully paid and nonassessable, as applicable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the liens of Wachovia Bank, National Association, pursuant to that certain credit agreement dated as of November 26, 2003 among dj Orthopedics, LLC, as Borrower, dj Orthopedics, Inc., the lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent and Bank of America, N.A., Bank of the West and Union Bank of California, N.A. as Documentation Agents, and except for dj Orthopedics France, S.A.S., 1% of which is held by Leslie H. Cross.

          (g)   The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable; and the Stock will conform in all respects to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims created by the Company or any of its subsidiaries or any documents or agreements to which the Company or any of its subsidiaries is a party or is otherwise subject.

          (h)   This Agreement has been duly authorized, executed and delivered by the Company.

          (i)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter, by-laws, or other similar organizational document of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act, the listing of the Stock by the New York Stock Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters, and except as may be required by the National Association of Securities Dealers ("NASD"), under the federal or provincial laws of Canada, or under the laws of any other foreign jurisdiction in which the Stock may be offered and sold and where the failure to obtain such consent, approval, authorization or order, individually or in the aggregate, would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (j)    Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Stock. As of January 1, 2004, except for (i) 3,332,231 shares of Common Stock reserved for the exercise of options outstanding; (ii) 1,271,209 shares of Common Stock reserved for issuance under the Company's employee stock purchase plan; and (iii) 4,628,119 shares of Common Stock reserved for issuance under the Company's stock option plans, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company were outstanding.

          (k)   The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (l)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, except for the grant of options or issuance of shares of Common Stock pursuant to its stock incentive plans or employee stock purchase plans described in the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect or that would reasonably be expected to materially affect the prospects of the Company, other than as set forth in the Prospectus.

          (m)  The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles.

          (n)   Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the E&Y initial letters referred to in Sections 9(k) or 9(l) (as applicable) hereof, are independent public accountants as required by the Securities Act.

          (o)   To the Company's knowledge, Deloitte & Touche LLP, who have certified certain financial statements of OrthoLogic Corp., whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the D&T initial letters referred to in Sections 9(m) or 9(n)(as applicable) hereof, are independent public accountants as required by the Securities Act.

          (p)   None of the Company or any of its subsidiaries owns any real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets, real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except when enforceability is limited by laws relating to bankruptcy and general principles of equity), with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (q)   The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (r)   The Company and each of its subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") necessary to conduct its business in the manner described in the Prospectus, except where the failure to so own or possess such Proprietary Rights would not, singularly or in the aggregate, have a Material Adverse Effect. All trade secrets belonging to the Company which are material to the business of the Company and which have not been patented have been kept confidential. Except for the litigation with Royce Medical, Inc. and the complaint filed by Aircast, Inc., neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others, and no action, suit, arbitration or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, with respect to any Proprietary Rights which could result in any Material Adverse Effect. The Proprietary Rights of the Company and its subsidiaries do not, to the knowledge of the Company, infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a Material Adverse Effect. To the knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or any of its subsidiaries which could result in a Material Adverse Effect.

          (s)   Except as described in the Prospectus, there are no legal or governmental investigations or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such investigations or proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (t)    There are no contracts or other documents which are required to be described in the Registration Statement, Prospectus or filed as exhibits to the Registration Statement by the Securities Act, which have not been so described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act.

          (u)   No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

          (v)   No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which might reasonably be expected to have a Material Adverse Effect.

          (w)  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

          (x)   Other than with respect to tax returns, which the failure to file would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has filed all U.S. federal, state, foreign and local tax returns required to be filed through the date hereof, or in good faith has requested an extension thereof which has not been denied and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might reasonably be expected to have) a Material Adverse Effect.

          (y)   Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, except for the grant of options or issuance of shares of Common Stock in the ordinary course of the Company's business pursuant to its stock incentive plans or employee stock purchase plans described in the Prospectus, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (z)   The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that

  (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar governing document, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where such default or event would not have a Material Adverse Effect or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership or lease of its property or to the conduct of its business.

          (bb) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

          (cc) The Company and its subsidiaries possess such permits, licenses, approvals, certificates, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the businesses operated at the date hereof and at each Delivery Date (as defined in Section 5 hereof) by the Company and its subsidiaries, except where the failure to possess such Governmental Licenses or to so declare or file would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received as of the date hereof and as of each Delivery Date any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (dd) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable U.S. local, state, federal and foreign laws or regulations with respect to environmental protection.

          (ee) Neither the Company nor any subsidiary is, nor as of any Delivery Date will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (ff)  Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or, to the knowledge of the Company, any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (gg) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate, provided the Company provides no assurance as to the accuracy and completeness of such information.

          (hh) Neither the Company nor, to the Company's knowledge, any of the subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action which might reasonably be expected to cause or result, under the Exchange Act and the rules of the New York Stock Exchange, in the stabilization or manipulation of the price of Common Stock of the Company to facilitate the sale or resale of the shares of the Stock.

          (ii)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act).

          (jj)   Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (kk) There is and has been no material failure on the part of the Company and, to our knowledge, any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

SECTION 2.    Representations, Warranties and Agreements.    Each Selling Stockholder, severally as to itself only and not jointly with any other Selling Stockholder, represents, and as to itself only warrants and agrees that:

          (a)   Such Selling Stockholder is, and immediately prior to the applicable Delivery Date such Selling Stockholder will be, the lawful record owner of the shares of Stock to be sold by such Selling Stockholder hereunder on such date, in each case, free and clear of all liens, encumbrances, equities or claims; and if the certificates for shares of Stock to be sold by such Selling Stockholder were delivered to the Underwriters in the State of New York and assuming (1) the Underwriters purchase the shares of Stock to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "NYUCC")), (2) the Underwriters make payment therefor as provided herein, (3) such shares of Stock are delivered to the Underwriters in accordance with the provisions of the Custody

  Agreement and (4) the Underwriters obtain control of such shares of Stock (within the meaning of Section 8-106 of the NYUCC), the Underwriters would acquire all of such Selling Stockholder's rights and interest in the shares of Stock sold by such Selling Stockholder free of any adverse claim (within the meaning of Section 8-105 of the NYUCC).

          (b)   Such Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with Mellon Investor Services LLC, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by such Selling Stockholder hereunder.

          (c)   Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing Benjamin B. Edmands and Vickie L. Capps, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary to carry out the provisions hereof on behalf of such Selling Stockholder.

          (d)   Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by, or on behalf of, such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act, such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters, and except as may be required by the NASD, under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Stock may be offered and sold, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

          (e)   To the extent that any statements or omissions made in the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and Registration Statement, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus only, and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading (as to the Prospectus only, in light of the circumstances in which they were made).

          (f)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

SECTION 3.    Purchase of the Stock by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 2,750,000 shares of the Firm Stock and each Selling Stockholder hereby severally and not jointly agrees to sell the number of shares of the Firm Stock set forth opposite their name in Schedule 2 hereto, severally and not jointly to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and each Selling Stockholder that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and each Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

        In addition, the Company and each of JPMDJ and JPMP 23A, two of the Selling Stockholders, grant to the Underwriters an option to purchase up to an aggregate of 1,125,000 shares of Option Stock. Specifically, each of the Company, JPMDJ and JPMP 23A agree to sell to the Underwriters the number of shares of Option Stock set forth opposite its name in Schedule 3 hereto. In the event that the Underwriters exercise their option in part but not in full, each of the Company, JPMDJ and JPMP 23A shall sell severally that number of shares of Option Stock in proportion to the total number of shares of Option Stock set forth opposite its name in Schedule 3 hereto. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

        The price of both the Firm Stock and any Option Stock shall be $18.216 per share.

        The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 4.    Offering of Stock by the Underwriters.    Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 5.    Delivery of and Payment for the Stock.    Delivery of and payment for the Firm Stock shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives, JPMDJ on behalf of the Selling Stockholders and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Custodian, on behalf of the Selling Stockholders, shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company or the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

        The option granted in Section 3 will expire 30 calendar days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and JPMDJ by the Representatives. If the Option is exercised in part, the Underwriters shall purchase from each of the Company, JPMDJ and JPMP 23A, a pro rata portion, based on the number of shares of Option Stock being offered by each of the Company JPMDJ and JPMP 23A, of that number of shares of Option Stock for which such Option is being exercised pursuant to Section 3 hereof. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fourth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives, the Company and JPMDJ on behalf of the Selling Stockholders) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company and the Custodian, on behalf of each of JPMDJ and JPMP 23A, shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of JPMDJ of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company and each of JPMDJ and JPMP 23A shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

SECTION 6.    Further Agreements of the Company.    The Company agrees:

          (a)   To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus which shall be reasonably disapproved by you after written notice reasonably describing such proposed amendment or supplement, to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)   To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the effective date in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the reasonable judgment of the Representatives, be required by the Securities Act or requested by the Commission;

          (e)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

          (f)    As soon as practicable after the effective date of the Registration Statement, to make generally available to the Company's securityholders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

          (g)   At the request of the Representatives, for a period of five years following the effective date, to promptly furnish to the Representatives (to the extent not otherwise available on EDGAR) copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (i)    For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (a) the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (b) pursuant to currently outstanding options, warrants or rights, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (c) in connection with any acquisition of any assets of another company or any joint venture, provided that with respect to (c), such securities sold or otherwise disposed of in such acquisitions or joint ventures shall not exceed in the aggregate 15% of the Common Stock of the Company to be outstanding immediately following the offering contemplated hereby; provided, further that the recipients of such securities agree to be bound by this Section 6(i) for the duration of the 90 day period and shall execute an agreement substantially to the effect set forth in Exhibit A hereto or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) file or cause to be filed a registration statement other than a registration statement on Form S-8 or other similar form with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, in each case without the prior written consent of the Representatives on behalf of the Underwriters; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto pursuant to which each such person shall agree not to, directly or indirectly, unless otherwise provided by such letter or letters, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representatives on behalf of the Underwriters;

          (j)    Prior to the First Delivery Date, to apply for the inclusion of the Stock on the New York Stock Exchange, and to use its best efforts to effect that quotation, subject only to official notice of issuance;

          (k)   To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

          (l)    To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

SECTION 7.    Further Agreements of the Selling Stockholders.    Each Selling Stockholder severally as to itself only and not jointly with any other Selling Stockholder agrees:

          (a)   That the Stock to be sold by such Selling Stockholder hereunder, which is represented by the certificates held in custody for such Selling Stockholder, is subject to the interest of the Underwriters, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (b)   To deliver to the Representatives prior to or at the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) and/or Form W-9 (if the Selling Stockholder is a United States person).

SECTION 8.    Expenses.    The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h); (g) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company's pro rata share of the cost of any aircraft chartered in connection with the road show (based on the number of representatives of the Company relative to the number of representatives of the Underwriters who use any such aircraft); (h) the reasonable fees and expenses of O'Melveny & Myers LLP, as counsel to JPMDJ and JPMP 23A and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as contemplated by this Section 8, Section 10 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, the accommodations and other costs of any Underwriter's personnel involved in the road show, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

SECTION 9.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Clifford Chance US LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company.

          (d)   Latham & Watkins LLP shall have furnished to the Representatives (i) its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 1-A and (ii) a written statement, as counsel to the Company, addressed to the Underwriters and dated as of such Delivery Date, substantially in the form attached hereto as Exhibit 1-B.

          (e)   The general counsel of the Company, Donald M. Roberts, Esq., shall have furnished to the Representatives his written opinion as general counsel of the Company, addressed to the Underwriters and dated such Delivery Date, substantially in form attached hereto as Exhibit 2.

          (f)    Knobbe Martens Olson & Bear, LLP, patent counsel for the Company, shall have furnished to the Representatives its written opinion, as patent counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 3.

          (g)   Latham & Watkins LLP shall have furnished to the Representatives its written opinion, as special regulatory counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit 4.

          (h)   O'Melveny & Myers LLP, counsel for JPMDJ and JPMP 23A, and Kennedy, Covington, Lobdell & Hickman, L.L.P., counsel for DJ Investment, LLC and Wachovia Capital Partners, LLC, each shall have furnished to the Representatives their written opinion, as counsel to such Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit 5.

          (i)    Bryan, Gonzalez Vargas Y Gonzalez, BAZ, S.C., shall have furnished to the Representatives its written opinion, as special Mexican counsel to DJ Orthopedics de Mexico, S.A. de CV, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit 6.

          (j)    The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (k)   At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (l)    With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "E&Y initial letters"), the Company shall have furnished to the Representatives a letter (the "E&Y bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the E&Y bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the E&Y bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the E&Y initial letters.

          (m)  At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (n)   With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "D&T initial letters"), the Company shall have caused to be furnished to the Representatives a letter (the "D&T bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the D&T bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the D&T bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the D&T initial letters.

          (o)   The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer, its President or a Vice President and its Chief Financial Officer stating that:

              (i)  The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(p)have been fulfilled; and

             (ii)  They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the effective date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein (as to the Prospectus only, in light of the circumstances under which they were made), or necessary to make the statements therein (as to the Prospectus only, in light of the circumstances under which they are made), not misleading, and (B) since the effective date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

          (p)   Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of each Selling Stockholder) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations and warranties of such Selling Stockholder contained herein are true and correct in all respects as of the such Delivery Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder in all material respects at or prior to such Delivery Date.

          (q)   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) except for the grant of options or issuance of shares of Common Stock in the ordinary course of the Company's business consistent with past practice pursuant to its stock incentive plans or employee stock purchase plans, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change or development that would otherwise reasonably be expected to have a Material Adverse Effect, other than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (r)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by U.S. federal or state authorities, (iii) the United States shall have become engaged in hostilities (except for existing hostilities involving Iraq and Afghanistan) or, there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (s)   The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

          (t)    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f) provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who it shall be established failed to deliver a Prospectus, provided that such Prospectus was required to be delivered pursuant to the U.S. securities laws, (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Delivery Date), to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged misstatement or omission was cured in such Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any directors, officers, employee or controlling person of that Underwriter.

          (b)   Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, or action relating to purchases and sales of Stock), to which that Underwriter, officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Stockholder shall only be liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; provided, further, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of information specified in Section 10(f); provided further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds actually received by such Selling Stockholder pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability which such Selling Stockholder may otherwise have to any Underwriter or to any officer, employee, director or controlling person of that Underwriter.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers and employees, and each person, who have signed the Registration Statement and each Selling Stockholder and each of its directors, officers and employees and each person, if any, who controls the Company or such Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), and shall reimburse the Company and any such director, officer, Selling Stockholder or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, employee, officer, Selling Stockholder or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, employee, officer, Selling Stockholder or controlling person.

          (d)   Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Selling Stockholder. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page and the concession and reallowance figures appearing under the caption "Underwriting—Commissions and Expenses" and the information appearing under the caption "Underwriting—Stabilization, Short Positions and Penalty Bids" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 11.    Defaulting Underwriters.    If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of each of the Company, JPMDJ and JPMP 23A to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(q) or 9(r), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 13.    Reimbursement of Underwriters' Expenses.    If the Company and the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or such Selling Stockholder is not fulfilled, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Representatives; provided however that no Selling Stockholder shall have liability under this Section 13 unless such Stockholder failed to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligation hereunder required to be fulfilled by such Selling Stockholder was not fulfilled and then only for its pro rata share of the Underwriters' expenses; provided further that the Company shall remain liable for all Underwriters' expenses under this Section 13 (with a right to seek recovery from any defaulting Selling Stockholder for such Selling Stockholder's pro rata share of the Underwriters' expenses). If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 14.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 277 Park Avenue, New York, N.Y. 10172, Attention: Syndicate Desk, Fax (212) 622-8358 and Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 10(d), to the Office of the General Counsel, J.P. Morgan Securities Inc.,

  277 Park Avenue, New York, N.Y. 10172 and the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, N.Y. 10022;

          (b)   If to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Leslie H. Cross, with a copy to Scott N. Wolfe, Esq., Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130, Fax (858) 523-5450; and

          (c)   If to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth in Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian or attorney-in-fact appointed pursuant to the Powers of Attorney.

SECTION 15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the respective officers and directors of any Underwriter and any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the termination of this Agreement or the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
DJ ORTHOPEDICS, INC.
		By:	/s/ DONALD M. ROBERTS
			Name:	Donald M. Roberts
			Title:	Vice President and General Counsel
THE SELLING STOCKHOLDERS:
J.P. MORGAN DJ PARTNERS, LLC J.P. MORGAN PARTNERS (23A SBIC), L.P. DJ INVESTMENT, LLC WACHOVIA CAPITAL PARTNERS, LLC MICHAEL R. MCBRAYER CYRIL TALBOT III
		By:	/s/ BENJAMIN B. EDMANDS Power of Attorney
Accepted:
J.P. MORGAN SECURITIES INC. LEHMAN BROTHERS INC.
For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto
By J.P. MORGAN SECURITIES INC.
By:	/s/ SONIA LEE Authorized Representatives
By LEHMAN BROTHERS INC.
By:	/s/ ARLENE SALMONSON Authorized Representatives

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock to be Purchased
J.P. Morgan Securities Inc.	2,437,500
Lehman Brothers Inc.	2,437,500
Piper Jaffray & Co.	1,125,000
Wachovia Capital Markets, LLC	750,000
First Albany Capital Inc.	375,000
WR Hambrecht & Co., LLC	375,000

SCHEDULE 2

Name and Address of Selling Stockholder	Number of Shares of Firm Stock
J.P. Morgan DJ Partners, LLC 1211 Avenue of the Americas 40th Floor New York, NY 10036	4,479,335
J.P. Morgan Partners (23A SBIC), L.P. 1211 Avenue of the Americas 40th Floor New York, NY 10036	117,438
DJ Investment, LLC 301 South College Street, 12th Floor Charlotte, NC 28277 Attn: Michele D. Bailey	60,352
Wachovia Capital Partners, LLC 301 South College Street, 12th Floor Charlotte, NC 28277 Attn: Michele D. Bailey	6,337
Michael R. McBrayer 4308 Horizon Drive Carlsbad, CA 92008	43,269
Cyril Talbot III 2511 Lozana Road Del Mar, CA 92014	43,269

SCHEDULE 3

Name and Address of Selling Stockholder	Number of Shares of Option Stock
dj Orthopedics, Inc.	412,500
J.P. Morgan DJ Partners, LLC	694,297
J.P. Morgan Partners (23A SBIC), L.P.	18,203

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

J.P. Morgan Securities Inc.
Lehman Brothers Inc.

As Representatives of the several
    Underwriters named in Schedule 1
    to the Underwriting Agreement,

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10171

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of dj Orthopedics, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering") pursuant to a shelf Registration Statement on Form S-3, as amended, (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement collectively, the "Undersigned's Shares", or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering described above. The foregoing shall not apply to (i) bona fide gifts, (ii) sales or other dispositions of shares of any class of the Company's capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned's family, or the undersigned's partners (if a partnership) or members (if a limited liability company) [or to an affiliate of the undersigned [to be included only in the lock-up for the Selling Stockholders]] or to a trust of which the undersigned and/or an immediate family member are the only beneficiaries, (iii) transfers pursuant to a sale of 100% of the outstanding Common Stock of the Company, whether pursuant to a merger or otherwise, to a third party or group of third parties, provided that the third party or group of third parties agrees to be bound in writing by the restrictions set forth herein until such time as such third party or group of third parties have acquired 100% of the outstanding Common Stock of the Company, and (iv) the granting

Exh. A-1

of a participation interest or otherwise transferring, directly or indirectly, the economic consequences of ownership of the Undersigned's Shares to any of the undersigned's affiliates in the ordinary course [clause (iv) will not be included for officer and director lock-ups]; provided that it shall be a condition to any such transfer under clauses (i), (ii) and (iv), that the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement to the same extent as if the transferee/donee were a party hereto and the undersigned notifies Lehman Brothers, Inc.'s Equity Capital Markets and J.P. Morgan Securities Inc.'s Equity Capital Markets at least two business days prior to the proposed transfer or disposition. The foregoing shall also not apply to transactions relating to (i) the Undersigned's Shares sold in the Offering, (ii) the Undersigned's Shares sold pursuant to the exercise of the over-allotment option by the Underwriters pursuant to and in accordance with the terms of the Underwriting Agreement, and (iii) shares of Common Stock or other securities acquired in open market transactions by the undersigned after the date hereof.

        The undersigned may exercise any options or warrants to purchase Common Stock, provided, in such case, that the shares of Common Stock issued upon exercise shall remain subject to this Lock-Up Letter Agreement.

        In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Exh. A-2

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
Dated:	By:
Name:
Title:

Exh. A-3

EXHIBIT 1-A

Form of Opinion—Latham & Watkins LLP

        Subject to certain exceptions set forth in the opinion, it is our opinion that, as of the date hereof:

             1.  The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

             2.  dj Orthopedics, LLC is a limited liability company under the LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that dj Orthopedics, LLC is validly existing and in good standing under the laws of the State of Delaware.

             3.  The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

             4.  The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

             5.  The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not:

              (i)  violate the Company's Governing Documents;

             (ii)  violate any federal or California statute, rule or regulation applicable to the Company; or

            (iii)  require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or California statute, rule or regulation applicable to the Company, except such that have been obtained under the Securities Act and such that may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters.

             6.  The Registration Statement has become effective under the Securities Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on February 24, 2004, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission.

             7.  The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In

Exh. 1A-1

  passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

             8.  Each of the Incorporated Documents, as of its respective filing date, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, such reports. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are correct and complete.

             9.  The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate descriptions or summaries in all material respects.

           10.  With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Capitalized terms shall have the meaning set forth in the opinion.

Exh. 1A-2

EXHIBIT 1-B

Form of Negative Assurance Statement—Latham & Watkins LLP

        Based on our participation, review and reliance as described in the statement, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, as of the time it became effective, together with the Incorporated Documents at that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof (together with the Incorporated Documents at that date), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents.

        Capitalized terms shall have the meaning set forth in the statement.

Exh. 1B-1

EXHIBIT 2

Form of Opinion—General Counsel

        Subject to certain exceptions set forth in the opinion, it is my opinion that, as of the date hereof:

          1.     All of the outstanding securities of each subsidiary of the Company are owned directly or indirectly by the Company, except for dj Orthopedics France, S.A.S., 1% of which is held by Leslie H. Cross. All of the outstanding securities of each subsidiary of the Company are free and clear of all material liens and encumbrances, except for the liens of Wachovia Bank, National Association, pursuant to that certain credit agreement dated as of November 26, 2003 among dj Orthopedics, LLC, as Borrower, dj Orthopedics, Inc., the lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent and Bank of America, N.A., Bank of the West and Union Bank of California, N.A. as Documentation Agents, and have been duly and validly authorized and issued and are fully paid and nonassessable.

          2.     Except as described in the Prospectus, there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement.

          3.     The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not, to the best of my knowledge:

              (i)  result in the breach of or a default under any agreement of the Company filed as an exhibit to the Incorporated Documents ("Material Agreements"); or

             (ii)  violate any material court or administrative orders, writs, judgments or decrees applicable to the Company, and to the best of my knowledge, there are no such proceedings threatened or contemplated.

          4.     To the best of my knowledge after due inquiry, there are no legal or governmental proceedings pending to which the Company is a party before any court, governmental agency or arbitrator which (i) are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Securities Act, other than those disclosed therein, or (ii) seek to restrain or enjoin the sale of the Shares by the Company.

          5.     The Company is not party to any agreement that would require the inclusion in the Registration Statement of shares owned by any person or entity other than the Company and the Selling Stockholders, other than such obligations of the Company that have been satisfied or waived.

          6.     To the best of my knowledge after due inquiry, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

        Capitalized terms shall have the meaning set forth in the opinion.

Exh. 2-1

EXHIBIT 3

Form of Patent Opinion—Knobbe Martens Olson & Bear, LLP

        Subject to certain exceptions set forth in the opinion, it is our opinion that:

          1.     To the best of our knowledge, the Company or its subsidiaries has clear title to or has rights in the issued patents and pending patent applications described in Exhibits A and B hereto.

          2.     To the best of our knowledge, the Company or its subsidiaries has at least a co-ownership interest in the issued patents and pending patent applications described in Exhibit C hereto.

          3.     To the best of our knowledge, the pending patent applications described in Exhibit D hereto will be assigned to the Company.

          4.     To the best of our knowledge, the issued U.S. patents described in Exhibits A and C hereto are entitled to the presumption of validity pursuant to 35 U.S.C. § 282.

          5.     To the best of our knowledge, none of the issued patents described in Exhibits A or C has been revoked.

          6.     To the best of our knowledge, all of the pending patent applications described in Exhibits B, C and D hereto are being diligently pursued by the Company or its subsidiaries.

          7.     To the best of our knowledge, there are no inventorship challenges, and no interferences that have been declared or provoked with respect to the patent applications described in Exhibits B, C and D hereto.

          8.     To the best of our knowledge, and subject to the exceptions recited in the auditor's letter of January 27, 2004, a copy of which is attached hereto as Exhibit E, and except for a Complaint for patent infringement recently filed against the Company by Aircast, Inc., there are no pending or threatened actions, suits, proceedings or claims by others challenging the Company's or its subsidiaries' rights to or in those issued patents or pending patent applications that are described in Exhibits A, B, C and D.

          9.     Subject to the exceptions recited in the auditor's letter of January 27, 2004, and the recent suit commenced by Aircast, Inc., to the best of our knowledge, neither the Company and its subsidiaries nor dj, Inc. is infringing or otherwise violating any patents of others and, to the best of our knowledge, except as set forth in Schedule 2 hereto there are no infringements by others of any of the Company's or any of its subsidiaries' patents.

        Furthermore, we have examined the following portions of the Prospectus included in the Registration Statement:

            (i)  the section entitled "Summary—dj Orthopedics, Inc.—The Regentek Acquisition";

           (ii)  the section entitled "Risk Factors—Risks Related to Our Business—We rely on intellectual property to develop and manufacture our products and our business could be adversely affected if and when we lose our intellectual property rights";

          (iii)  the section entitled "—Our business, operating results and financial condition could be adversely affected if we become involved in litigation regarding our patents or other intellectual property rights";

          (iv)  the section entitled "Management's Discussion And Analysis Of Financial Condition And Results of Operations—Acquisitions and Other Recent Transactions";

           (v)  the section entitled "Business—Overview—The Regentek Acquisition";

Exh. 3-1

          (vi)  the section entitled "Business—Competitive Strengths—Successful Record of New Product Innovation and Development";

         (vii)  the section entitled "Business—Our Strategy—Continue to Introduce New Products and Product Enhancements";

        (viii)  the section entitled "Business—Products—Pain Management Products—Cold Therapy Products"; and

          (ix)  the section entitled "Business—Intellectual Property".

        With respect to statements in the aforementioned portions of the Registration Statement and the Prospectus as they relate to the issued patents and pending patent applications identified in Exhibits A, B, C and D attached hereto, to the extent that these portions of the Prospectus constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, they accurately and fairly represent the information referred to therein. Furthermore, we have no reason to believe that the statements in the aforementioned portions of the Prospectus and Registration Statement (A) contain any untrue statement of a material fact with respect to the Company's or its subsidiaries' issued patents and pending patent applications, or any allegation on the part of any person that the Company or any of its subsidiaries is infringing any patent rights of any such person or (B) omits to state any material fact relating to the Company's or its subsidiaries' issued patents and pending patent applications, or any allegation of which we have knowledge that is necessary to make the statements therein not misleading.

        We understand from Robert L. Kelly of Dykema Gossett, PLLC that the issued patents identified in Exhibit F hereto are assigned to Life Resonances, Inc. We understand that Mr. Kelly has been prosecuting and maintaining these patents. We further understand from Mr. Kelly that all the government filing fees, issue fees, maintenance fees and attorney's fees associated with the prosecution and maintenance of these patents have been paid by OrthoLogic, Corp. We further understand from Mr. Kelly that OrthoLogic, Corp. has paid these fees pursuant to the license agreement between Life Resonances, Inc. and OrthoLogic, Corp. Under the Asset Purchase Agreement between OrthoLogic, Corp. and the Company, OrthoLogic, Corp's. rights under that license agreement passed to the Company. Thus, to the best of our knowledge, the patents identified in Exhibit F hereto are licensed by the Company.

Exh. 3-2

EXHIBIT 4

Form of Regulatory Opinion—Latham & Watkins LLP

        The statements set forth in the Prospectus Supplement under the headings under the captions "Risk Factors—Risk Factors Related to Our Business—"We do not have experience operating in the regeneration segment of the non-operative orthopedic market," "Risk Factors—Risks Related to Government Regulation—Our failure to comply with regulatory requirements or receive regulatory clearance or approval for our products or operations in the United States or abroad would adversely affect our revenues and potential for future growth," "—Our products are subject to recalls even after receiving FDA clearance or approval, or after receiving CE-markings, which would harm our reputation and business," "—If we fail to comply with the FDA's Quality System Regulation, our manufacturing could be delayed, and our product sales and profitability could suffer," "—Changes in U.S. reimbursement policies for our products by third-party payors or reductions in reimbursement rates for our products could adversely affect our business and results of operations," "—Changes in international regulations regarding reimbursement for our products could adversely affect our business and results of operations," "—Medicare laws mandating new supplier standards and conditions for coverage could adversely impact our business," "—Medicare laws mandating new supplier standards and conditions for coverage could adversely impact our business," "—Healthcare reform, managed care and buying groups have put downward pressure on the prices of our products," "—Proposed laws that would limit the types of orthopedic professionals who can fit, sell or seek reimbursement of our products could, if adopted, adversely affect our business," "—We may need to change our business practices to comply with healthcare fraud and abuse laws and regulations," "—Audits or denials of our claims by government agencies could reduce our revenue or profits," and "—Business—Government Regulation." (collectively, "Prospectus Supplement Statements"), insofar as such Prospectus Supplement Statements purport to constitute summaries of U.S. Federal Health Care Laws, California Health Care Laws and German Health Care Laws are accurate in all material respects as of the date of the Prospectus Supplement.

        "U.S. Federal Health Care Laws" are defined as the Food, Drug and Cosmetics Act (21 U.S.C. §301 et seq.), Titles XVIII and XIX of the Social Security Act (42 U.S.C. §1395 et seq. and 42 U.S.C. §1396 et seq.), the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Civil False Claims Act (31 U.S.C. §3729 et seq.), the Health Insurance Portability and Accountability Act of 1996 (Pub. L. 104-191), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Pub. L. 108-173) and regulations promulgated thereunder (collectively, "Federal Health Care Laws").

        "California Health Care Laws" are defined as the Professional Anti-Kickback Statute (Cal. Bus. Prof. Code §650), The General Anti-Kickback Statute (Cal. Health & Safety Code §445), the Medi-Cal Anti-Kickback Statute (Cal. Welf. & Inst. Code §14107.2), the Speier Statute (Cal. Bus. & Prof. Code §§650.01-650.02) and the regulations promulgated thereunder.

        "German Health Care Laws" are defined as certain health care laws of the Federal Republic of Germany, namely (i) Para. 33 and 61 of the Fifth Book of the German Social Security Code (Sozialgesetzbuch V), published in the German Federal Law Gazette No. I of 1988, p. 2477, as last amended by Art. 1 of the German Health Care Modernization Act (Gesetz zur Modernisierung der gesetzlichen Krankenversicherung), published in the German Federal Law Gazette No. I of 2003, p. 3022, (ii) the German Medical Devices Act (Gesetz über Medizinprodukte), published in the German Federal Law Gazette No. I of 1993, p. 1963, and (iii) the German Regulation on Medical Devices (Verordnung über Medizinprodukte), published in the German Federal Law Gazette No. I of 2001, p. 3854).

Exh. 4-1

EXHIBIT 5

Form of Opinion—O'Melveny & Myers LLP/Kennedy, Covington, Lobdell & Hickman, L.L.P.

        The following opinions are limited to matters governed by the U.S. Federal laws of the United States of America, the laws of the state of New York or North Carolina, as applicable, and the Delaware Revised Limited Partnership Act, Delaware Limited Liability Company Act, and the North Carolina Limited Liability Company Act.

        Subject to the foregoing, it is our opinion that:

          (1)   The execution and delivery by or on behalf of each Selling Stockholder of the Underwriting Agreement, the Power of Attorney and the Custody Agreement (collectively, the "Transaction Documents") to which it is a party, and such Selling Stockholder's performance of its obligations under the Transaction Documents to which it is a party will not (i) violate such Selling Stockholder's certificate of formation, certificate of limited partnership, limited liability company agreement or partnership agreement, as applicable, (ii) breach or otherwise violate any existing obligation of or restriction on such Selling Stockholder under any order, judgment or decree of any New York or North Carolina, as applicable, or federal court or governmental authority binding on such Selling Stockholder and identified in the Officers' Certificates or (iii) violate, in the case of JPMDJ, the current Delaware Limited Liability Company Act, and in the case of JPMP (23A SBIC), the current Delaware Revised Uniform Limited Partnership Act, or in the case of DJ Investment, LLC and Wachovia Capital Partners, LLC, the current North Carolina Limited Liability Company Act or in the case of each of JPMDJ, JPMP (23A SBIC) and DJ Investment, LLC and Wachovia Capital Partners, LLC, any current New York or North Carolina, as applicable, or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Selling Stockholder or to transactions of the type contemplated by the Transaction Documents, except that we express no opinion regarding any federal securities laws or Blue Sky or state securities laws or the provisions of Section 10 of the Underwriting Agreement.

          No order, consent, permit or approval of any New York, North Carolina, as applicable, or federal governmental authority that we, in the exercise of customary professional diligence, have recognized as applicable to such Selling Stockholder or to transactions of the type contemplated by the Transaction Documents, is required on the part of such Selling Stockholder for the execution and delivery of, and performance of its obligations under, the Transaction Documents to which such Selling Stockholder is a party or the sale of the shares of Stock to be sold by such Selling Stockholder, except (i) any such consent, approval, authorization or order which has been duly obtained and is in full force and effect, (ii) such as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the securities or blue sky laws of any other jurisdiction, (iii) such as may be required by the National Association of Securities Dealers, Inc., and (iv) such as may be required under the federal and provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Selling Stockholder Shares may be offered and sold.

          (2)   The execution, delivery and performance of the Powers of Attorney and Custody Agreements have been duly authorized by all necessary limited liability company or partnership action, as applicable, on the part of such Selling Stockholder. The execution and delivery of the Underwriting Agreement by one of the Attorneys-in-Fact (as defined in the Power of Attorney) on behalf of such Selling Stockholder and the performance by such Selling Stockholder of its obligations thereunder have been duly authorized by all necessary limited liability company or partnership action, as applicable, on the part of such Selling Stockholder.

Exh. 5-1

          Upon execution and delivery of the Underwriting Agreement by one of the Attorneys-in-Fact (as defined in the Power of Attorney) on behalf of each Selling Stockholder, the Underwriting Agreement will have been duly executed and delivered by such Selling Stockholder. Each Power of Attorney and Custody Agreement to which a Selling Stockholder is a party has been duly executed and delivered by such Selling Stockholder, and each constitutes the legally valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (3)   Based solely upon our review of the certificates evidencing the shares of stock to be sold by such Selling Stockholder, immediately prior to each Delivery Date, such Selling Stockholder was the sole record owner of the shares of Stock to be sold by such Selling Stockholder, to our knowledge, free and clear of all liens, encumbrances, equities or claims. Such Selling Stockholder has full limited liability company or partnership power, as applicable, and limited liability company or partnership authority, as applicable, to sell, assign, transfer and deliver the shares of Stock to be sold by such Selling Stockholder to be sold by such Selling Stockholder as set forth in the Underwriting Agreement and as contemplated by the Custody Agreement and the Power of Attorney.

Exh. 5-2

EXHIBIT 6

Form of Opinion—Mexican Counsel

        Subject to certain exceptions set forth in the opinion:

          1.     DJ Orthopedics de Mexico has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mexico and is duly qualified to transact business as a Mexican corporation;

          2.     DJ Orthopedics de Mexico has all requisite corporate power and authority to own or lease its property and conduct its business as is now being conducted and as proposed to be conducted;

          3.     DJ Orthopedics de Mexico operates as a Maquiladora company in the terms of the Decree for the Development and Operation of the Maquiladora Industry for Exportation, being duly registered with the Mexican Ministry of the Economy to such effect under record number 2001-2488/2001-779 and to the best of our knowledge (i) has complied with all governmental requirements to maintain its authorization and program current and (ii) no legal or governmental proceedings are pending that may curtail or have a material adverse effect on its importations or exportations nor maquiladora operations overall.

          4.     DJ Orthopedics de Mexico is duly registered before the Mexican government agencies which regulate Employer-Employee obligations derived from a working labor relationship and does not have Union representation, being therefore a union free company. Furthermore, to the best of our knowledge, as of this date, DJ Orthopedics de Mexico (i) has no individual employee labor lawsuits nor trials pending resolution in connection thereof; (ii) is in compliance with all applicable mandatory legal provisions concerning workers benefits and labor regulations; and (iii) has no pending labor obligations which will have a material impact on the business or threaten the employment environment and the work place of DJ Orthopedics de Mexico.

          5.     To the best of our knowledge (i) no legal or governmental proceedings are pending to which DJ Orthopedics de Mexico is a party or to which the property of DJ Orthopedics de Mexico is subject and (ii) no legal or governmental proceedings are pending to which DJ Orthopedics de Mexico is a party and which will have a material impact on the business.

Exh. 6-1

QuickLinks

7,500,000 Shares dj Orthopedics, Inc. Common Stock UNDERWRITING AGREEMENT
SCHEDULE 1
SCHEDULE 2
SCHEDULE 3
EXHIBIT A FORM OF LOCK-UP LETTER AGREEMENT
EXHIBIT 1-A Form of Opinion—Latham & Watkins LLP
EXHIBIT 1-B Form of Negative Assurance Statement—Latham & Watkins LLP
EXHIBIT 2 Form of Opinion—General Counsel
EXHIBIT 3 Form of Patent Opinion—Knobbe Martens Olson & Bear, LLP
EXHIBIT 4 Form of Regulatory Opinion—Latham & Watkins LLP
EXHIBIT 5 Form of Opinion—O'Melveny & Myers LLP/Kennedy, Covington, Lobdell & Hickman, L.L.P.
EXHIBIT 6 Form of Opinion—Mexican Counsel